EXHIBIT 8





                            CONTRATO DE ARRENDAMIENTO





                                 CELEBRADO ENTRE





                      POLIFIBRAS DE CHIHUAHUA, S.A. DE C.V.
                                 ("ARRENDADOR")



                                        Y



                         INDUSTRIAS Q.A.I., S.A. DE C.V.
                                ("ARRENDATARIO")




                                       EL



                             1O. DE FEBRERO DE 1996

                            CONTRATO DE ARRENDAMIENTO

                                     INDICE

                                                                         PAGINA

DECLARACIONES                                                               1

CLAUSULAS

Primera             Arrendamiento de la PROPIEDAD ARRENDADA ..............  2
Segunda             Titularidad de la propiedad arrendada
Tercera             Vigencia  y  entrega  de la  propiedad  arrendada ....  2
                    /vigencia  opcional ..................................  3
Cuarta              Uso  de la propiedad arrendada .......................  3
Quinta              Precio del arrendamiento y deposito ..................  3
Sexta               Modificaciones .......................................  5
Septima             Cesion y subarrendamiento ............................  5
Octava              Mantenimiento ........................................  6
Novena              Responsabilidad de las partes ........................  6
Decima              Seguros ..............................................  7
Decima primera      Impuestos y Servicios  Publicos ......................  9
Decima segunda      Entrega de la Propiedad  Arrendada ................... 10
Decima tercera      Retencion de la posesion ............................. 11
Decima cuarta       Clausula  ambiental .................................. 11
Decima quinta       Derecho del  Arrendador a desempenar las  obligaciones
                    del Arrendatario. .................................... 12
Decima sexta        Derecho del  Arrendatario  de  desempenar  las
                    obligaciones  del arrendador. ........................ 12
Decima septima      Acceso  del   Arrendador  a  la  Propiedad   Arrendada.13
Decima octava       Letreros ............................................. 13
Decima novena       Notificaciones ....................................... 13
Vigesima            Titulos .............................................. 14
Vigesima primera    Jurisdiccion ......................................... 14
Vigesima segunda    Comisiones y gastos .................................. 14


                                   A N E X O S

A1.- Plano de la "PROPIEDAD ARRENDADA" primer ano.
A2.- Plano de la "PROPIEDAD ARRENDADA" anos subsecuentes.
B.-  Modificaciones

CONTRATO  DE ARRENDAMIENTO


                  CONTRATO DE ARRENDAMIENTO que celebran por una parte POLIFIBRAS DE CHIHUAHUA, S.A. DE C.V., representada por el Ing. Edmundo Castillo Ochoa, en su caracter de Representante Legal (a quien en lo sucesivo se le denominara como el "ARRENDADOR"), e INDUSTRIAS Q.A.I., S.A. DE C.V. representad por la senora Phillis Mollan Bromfman, en su caracter de Representante Legal de dicha sociedad (a quien en lo sucesivo se le denominara el "ARRENDATARIO"), de conformidad con las siguientes Declaraciones y Clausulas.

                            D E C L A R A C I O N E S

I.       El ARRENDADOR declara:

a) Que es una sociedad debidamente constituida y existente de conformidad con las leyes de la Republica Mexicana, con su principal asiento de negocios en Ciudad Juarez, Chihuahua, Mexico.

b) Que tiene la propiedad y plena posesion y dominio, y la facultad de arrendar un edificio industrial (el "Edificio") construido sobre un terreno (el "Terreno") con una superficie de 24,072.07 m2 ubicado en la Carretera Juarez-Casas Grandes Km. 1.1 en Cd. Juarez, Chihuahua, Mexico. El Terreno fue adquirido mediante compra que se hizo al Ing. Edmundo Castillo Ochoa y la Senora Armida Medina Nevarez de Castillo de conformidad con la escritura publica no. 164 otorgada ante la fe del Licenciado Humberto Martinez Vargas, Notario Publico Numero 21 para el Distrito Bravos.

c) Desea dar en arrendamiento una superficie de 1,538.74 m2 que corresponde a una porcion del edificio "A" el primer anos de arrendamiento y de 2,317.00 m2 que es la totalida del edificio "A" los anos subsecuentes (en lo sucesivo la "Propiedad Arrendada".) La "Propiedad Arrendada" se resalta en forma achurada en los planos que se ajuntan a este Contrato como Anexo "A1" y "A2", los cuales forman parte integrante de este y se considera como aqui reproducido.

d) Que cuenta con los permisos y licencias necesarias para operar debidamente la "Propiedad Arrendada" y para permitir al ARRENDATARIO el uso de la misma para sus actividades de conformidad a los terminos y condiciones aqui establecidos.

e)       Que  desea  arrendar  la  "Propiedad   Arrendada"  al  ARRENDATARIO  de
         conformidad  a  los  terninos  y   condiciones   que  mas  adelante  se
         establecen.

II.      El ARRENDATARIO declara a traves de su representante legal:

a) Que su representada es una sociedad mercantil debidamente constituida y existente en terminos de la Ley General de Sociedades Mercantiles, con su principal asiento de negocios en Ciudad Juarez, Chihuahua, Mexico.

b) Que su representada desea tener el uso y posesion temporal de la "Propiedad Arrendada" mediante arrendamiento, sujeto a los t'erminos y condiciones que aqui se estipulan.

c) Que su representada y ella, gozan de todas las facultades necesarias para celebrar este contrato, facultades que no le han sido limitadas ni revocadas.

III.     Las partes declaran a traves de sus representantes legales que:

                  En la celebracion de este Contrato no ha existido error, violencia, mala fe, o dolo entre ellas.

                  En  atencion  a  las  anteriores  declaraciones,   las  partes
acuerdan las siguientes:

                                C L A U S U L A S

PRIMERA.- Arrendamiento de la "Propiedad Arrendada".

                  El ARRENDADOR por medio del presente contrato arrienda al ARRENDATARIO y el ARRENDATARIO arrienda del ARRENDADOR la "Propiedad Arrendada" conjuntamente con todas sus servidumbres y derechos de paso que le pertenezcan.

SEGUNDA.- Titularidad de la "Propiedad Arrendada".

                  El ARRENDADOR tiene el derecho de uso y posesion exclusivo de la "Propiedad Arrendada", y garantiza que el ARRENDATARIO tendra el uso y goce pacifico de la misma. Da la misma manera, el ARRENDADOR y el ARRENDATARIO estan de acuerdo en que, segun lo establecido por el articulo 2308 del Codigo Civil del Estado de Chihuahua, en caso de que la "Propiedad Arrendada" sea hipotecada
o gravada, este Contrato de Arrendamiento subsistira en los terminos del mismo y que en caso de hipoteca de la "Propiedad Arrendada", el incumplimiento en los pagos de la mencionada hipoteca o gravamen no perjudicara de manera alguna los terminos y condiciones convenidas por las partes en el presente Contrato o sus prorrogas y que cualquier cambio o modificacion realizada a dichos contratos de hipoteca o gravamenes o la celebracion de nuevas hipotecas o gravamenes que recaigan sobre la "Propiedad Arrendada", deberan hacer referencia en su texto y contenido a la existencia y duracion del presente Contrato de Arrendamiento y en su caso a las clausulas referentes a la prorroga o extension del mismo, si tal derecho de prorroga se acuerda entre las partes al momento en el que dicha hipoteca se celebre por el ARRENDADOR. El ARRENDADOR manifiesta que en este momento y cuando s entregue la posesion de la "Propiedad Arrendada" al ARRENDATARIO, no se estara en violacion de leyes federales, estatales o municipales.

TERCERA.- Vigencia y entrega de la "propiedad arrendada"/ vigencia opcional.

                  A. VIGENCIA. La vigencia inicial de este arrendamiento sera de cinco (5) anos a partir del primero de Febrero de 1996 ("Vigencia del Arrendamiento", o "Vigencia de este Arrendamiento").

                  B.  ENTREGA.  El  ARRENDADOR   entregara  la  posesion  de  la
"Propiedad Arrendada en, o, antes del 29 de Febrero de 1996. La obligacion del ARRENDATARIO de pagar la renta comenzara el lo. de Febrero de 1996.

CUARTA.- Uso de la "Propiedad Arrendada".

                  El ARRENDATARIO utilizara la "Propiedad Arrendada" para la manufactura de articulos le plastico reforzados con fibra de vidrio. Bajo ninguna condicion o circunstancia podra el ARRENDATARIO utilizar la "Propiedad Arrendada" para realizar operaciones quimicas u operaciones industriales que sean consideradas violatorias o contrarias I disposiciones municipales, estatales y federales aplicables.

QUINTA.-Precio del Arrendamiento y deposito.

                  A. RENTA. Durante la Vigencia de este Contrato de Arrendamiento, el ARRENDATARIO pagara como renta por la "Propiedad Arrendada" por m2 de superficie construida arrendada, por ano, en dolares moneda de curso legal de los Estados Unidos de America, las siguientes cantidades:

                  SUPERFICIE                PRECIO UNITARIO
                  ARRENDADA                 EN DOLARES PO         TOTAL ANUAL
ANO               M2                        M2                    EN DOLARES
---               --                        --                    ----------

1                 1,538.74                  $41.00                $63,088.35
2                 2,317.00                  $43.47                $100,720.00
3                 2,317.00                  $46.27                $107,207.60
4                 2,317.00                  $48.96                $113,440.30
5                 2,317.00                  $52.08                $120,69.35


                  El importe total de la Renta por el primer ano es de (Sesenta y tres mil ochenta y ocho dolars 35/100 US Cy)

                  El importe total de la Renta por el segundo ano es de (Cien mil setecientos veinte dolares 00/100 US Cy)

                  El importe total de la Renta por el tercer ano es de (Ciento siete mil doscientos siete dolares 60/100 US Cy)

                  El importe total de la Renta por el cuarto ano es de (Ciento trece mil cuatrocientos cuarenta dolares 30/100 US Cy)

                  El importe total de la Renta por el quinto ano es de (Ciento veinte mil seiscientos sesenta y nueve dolares 35/100 US Cy)

                  B. PAGO. El pago mensual de la renta sera de una doceava parte de los pagos totales al uales correspondientes segun la tabla del parrafo anterior, esto es:

                           ANO                   RENTA MENSUAL
                           ---                   -------------

                           1                     $ 5,257.36
                           2                     $ 8,393.33
                           3                     $ 8.933.97
                           4                     $ 9,453.36
                           5                     $10,055.78

                  A  el  importe  mensual  correspondiente  se  le  agregara  el
Impuesto al Valor Agregado vigente en la fecha de pago y el resultante, debera pagarse por adelantado dentro de los primeros cinco dias de cada mes sin necesidad de notificacion o requerimiento alguno. Una vez que el ARRENDADOR reciba el pago de la renta, el ARRENDADOR debera entregar la factura correspondiente al ARRENDATARIO, de conformidad con los requisitos fiscales Mexicanos. La renta sera pagada en el domicilio del ARRENDADOR ubicado en la CARRETERA JUAREZ A CASAS GRANDES NUMERO 149 PONIENTE EN ESTA CIUDAD sin necesidad de que se le notifique por escrito al ARRENDATARIO.

                  C. DEPOSITO. El ARRENDATARIO debera entregar al ARRENDADOR la cantidad de $ 5,257.36 (Cinco rnil docientos cincuenta y siete dolares 36/100 US
Cy) como deposito a conservarse en una cuenta del ARRENDADOR. Este deposito se incrementara en adicion al deposito inicial por las cantidades que a continuacion se dan, en cada ano subsecuente:

                           2do. ano ..............$3,135.00
                           3er. ano...............$  540.64
                           4to. ano ..............$  519.39
                           5to. ano ..............$  602.42

El ARRENDADOR esta autorizado a utilizar el deposito para el pago de los servicios publicos o cualesquier otro cargo realizado por reparaciones a la "Propiedad Arrendada" que le correspondan al ARRENDATARIO de conformidad con los terminos de este contrato.

                  Al momento del incumplimiento por parte del ARRENDATARIO y despues habersele notificado por escrito el monto de la cantidad adeudada, ya sea por consumo de los servicis publicos o cualesquier otro cargo realizado por reparaciones a la "Propiedad Arrendada" que le correspondan al ARRENDATARIO, que sea aplicable al deposito o cualquier cantidad que se encuentre pendiente de pago adeudada por el ARRENDATARIO de conformidad con el presente contrato, el ARRENDADOR podra disponer d las cantidades erogadas porel, deduciendolas del deposito dado en garantia.

                  D. PAGO EN MORA. La falta de pago puntual del precio del arrendamiento dara derecho al ARRENDADOR a cobrarle al ARRENDATARIO, por pena convencional, un cargo mensual igual al 1.5% sobre el monto total de la renta atrasada hasta su total liquidacion.

                  E. PAGO DE IVA. El ARRENDATARIO pagara el Impuesto al Valor Agregado ("IVA") que sea aplicable al pago de las rentas de conformidad con el tipo de cambio al momento de hacer el pago.

SEXTA.  MODIFICACIONES.

                  El ARRENDATARIO no podra  modificar la estructura  basica,  la apariencia exterior o los servicios publicos basicos de la "Propiedad Arrendada" sin el consentimiento por escrito de el ARRENDADOR. El ARRENDADOR autoriza al ARRENDATARIO a efectuar las modificaciones (las "Modificaciones") a la "Propiedad Arrendada" que se senalan en el documento adjunto al presente como Anexo "B". Las Modificaciones que se muestran en el Anexo "B" seran realizadas a cuenta y riesgo del ARRENDATARIO. Las Modificaciones pasaran a formar parte de la "Propiedad Arrendada". En ningun momento, durante el termino del presente arrendamiento o a su terminacion, el ARRENDADOR sera responsable del pago de las Modificaciones. Las Modificaciones seran hechas a riesgo y costo del ARRENDATARIO unicamente. Despues del inicio de este arrendamiento, el ARRENDATARIO queda autorizado para realizar modificaciones o alteraciones menores a la "Propiedad Arrendada", a su propia costa y riesgo, siempre y cuando dichas alteraciont o modificaciones no alteren o deterioren substancialmente la estructura de la "Propiedad Arrendada" la cual es parte del Edificio. Todo el equipo o accesorios de cualquier naturaleza que fuesen instalados ya sea en forma permanente o no, continuara siendo p opiedad del ARRENDATARIO y deberan ser retirados por el ARRENDATARIO a la expiracion o terminacion de este contrato
o de cualquier prorroga o ampliacion del mismo, salvo en el caso en que el ARRENDATARIO reciba por adelar adelantado confirmacion por escrito de parte de el ARRENDADOR, de cada caso especifico, que las mejoras hechas a la "Propiedad Arrendada" puedan permanecer en dicha proopiedad hasta el termino de la vigencia del arrendamiento, entendiendose no obstante que el ARRENDATARIO por su cuenta y costo reparara cualquier dano que hubiese su iido la "Propiedad Arrendada" como resultado de la remocion de dicho equipo y/o accesorios y regresara la "Propiedad Arrendada" al ARRENDADOR en condiciones adecuadas de orden, presentacion y limpieza.

SEPTIMA.-CESION Y SUBARRENDAMIENTO.

                  El ARRENDATARIO no podra ceder o subarrendar la "Propiedad Arrendada" sin autorizacion expresa y por escrito del ARRENDADOR. Aun cuando el ARRENDATARIO obtenga por escrito autorizacion del ARRENDADOR para subarrendr la "Propiedad Arrendada", el ARRENDATARIO seguira siendo responsable respecto a este arrendamiento.

OCTAVA - MANTENINLIENTO.

                  A. MANTCNIMIELLTO POR EL ARRENDADOR. El ARRENDADOR, debera en todo momento la durante vigencia del arrendamiento mantener v renarar a su pronia costa los cimientos del Edificio, la estructura de los pisos, la estructura de los muros exteriores, la estructura de los techos incluyendo muros de soporte.

                  B. MANTENIMIENTO POR EL ARRENDATARIO. El ARRENDATARIO debera en todo momento durante la vigencia del arrendamiento mantener y reparar a su propia costa, el interior de la "Propiedad Arrendada" incluyendo la pintura interior, los techos y botaguas asi como el aislamiento y los sistemas de aire acondicionado y calefaccion y la jardineria que exista en el lugar, asi como de todas las construcciones que haga como modificaciones al edificio.

NOVENA - RESPONSABILIDAD DE LAS PARTES.

                  De conformidad con las leyes aplicables, el ARRENDADOR garantiza al ARRENDATARIO el uso y goce pacifico de la "Propiedad Arrendada" durante todo el termino de este contrato y el ARRENDATARIO conviene y acepta usar la "Propiedad Arrendada solamente para los fines aqui estipulados y de conformidad con la naturaleza y el uso senalado para la "Propiedad Arrendada". Las responsabilidades del ARRENDADOR y del ARRENDATARIO, en cada caso, se regiran por las siguientes estipulaciones:

1. El ARRENDADOR o el ARRENDATARIO, respectivamente, seran responsables por danos a la"Propiedad Arrendada" causados por su propia culpa o negligencia, o la de sus agentes, empleados o visitantes, excepto en caso de danos usualmente cubiertos por seguro contra incendio con endoso de amplia cobertura.

2. En el caso de que el ARRENDATARIO se viese impedido al uso del edificio por una causa no atribuible al ARRENDATARIO, ya sea parcial o totalmente, la renta se reducira proporcionalmente a la parte cuyo uso se impida. Pero si el ARRENDATARIO fuese impedido de usar la "Propiedad Arrendada" de manera total, o en la medida que el ARRENDATARIO no la pueda usar para los fines aqui estipulados, entonces la renta no se pagara durante el tiempo en que la "Propiedad Arrendada" no sea utilizada..

3. Si la "Propiedad Arrendada" fuera danada o destruida por causa atribuible a cualquiera de las partes, la parte responsable conviene en restituirlo y ponerlo en condicion apropiada para que el ARRENDATARIO la use para los propositos establecidos en este contrato. Una vez que la parte responsable haya restaurado la "Propiedad Arrendada" a su condicion original, el ARRENDATARIO debera de continuar pagando la renta completa establecida en este contrato. No obstante lo anterior, la vigencia del arrendamiento no podra prolongarse sin el consentimiento por escrito del ARRENDADOR.

4. La responsabilidad del ARRENDATARlO sera limitada a los danos causados por su negligencia y al alcance de los riesgos especificos que puedan ser asegurados bajo polizas de seguros mexicanos sobre la propiedad (incendio, rayos, explosion, vientos huracanados, granizo, huelgas, motines, aeronaves, vehlculos, humo, terremoto y erupcion volcanica). Si la destruccion es total o excede de 50% del valor de reposicion total de la Propiedad Arrendada" y es causada por caso fortuito o fuerza mayor, el ARRENDATARIO tendra el derecho de elegir en no requerirle al ARRENDADOR la reconstruccion, y en tal caso, este arrendamiento terminara sin mas responsabilidad para cl alquiera de las partes.

5. Si el impedimendo fuese imputable al ARRENDATARIO o a sus agentes, empleados o visitantes, el ARRENDATARIO continuara pagando la renta como si estuviese utilizando la Propiedad Arrendada, a menos que tal perdida fuere cubierta por un seguro de interrupcion de rentas u otro seguro y la renta se paga por la compania de seguros.

6. En caso de impedimento parcial de uso, de conformidad con el segundo parrafo de esta Clausula, las partes convendran en la proporcion en que debera reducirse la renta; si no se pusiesen de acuerdo, cada parte designara un perito, y si ambos peritos no se pusiesen de acuerdo, ellos mismos designaran un tercer perito. La decision de la mayoria de los peritos sera final y obligatoria para las partes, o si las partes convinieran en designar a un solo perito, su decision sera final y obligatoria para las partes.

7. Las re ponsabilidades de las partes que se contienen en esta clausula estan sujetas a las estipulaciones de la Clausula Decima de este Contrato.

DECIMA - Seguros.

                  La  partes  obtendran   coberturas  de  seguros  en  clases  y
cantidades adecuadas para proteger sus respectivos intereses contra cualesquiera y toda clase de perdidas y/o riesgos.
Especifica llente queda convenido que:

1. SEGURO CONTRA INCENDIO. El ARRENDADOR contratara un seguro contra incendio de cobertura amplia que proteja la "Propiedad Arrendada" en su valor de reposicion, asi como la maquinaria, materia prima y otros bienes propiedad del ARRENDADOR y del ARRENDATARIO durante la vigencia inicial de este contrato de Arrendamiento y las prorrogas del mismo, obligandose el ARRENDATARIO a pagar a el ARRENDADOR el importe de las primas de seguro. El ARRENDATARIO pagara la cantidad de $2,900.00 (Dos mil novecientos dolares 00/100 US Cy) por ano. Una doceava parte de tal cantidad debera ser pagada al ARRENDADOR conjuntamente con la renta mensual a partir de la fecha de entrega de la "Propiedad Arrendada". El ARRENDATARIO debera pagar tal cantidad de manera mensual, es decir la cantidad de $241.67 (Docientos cuarenta y uno dolares 67/100 US Cy). La poliza de seguro por la "Propiedad Arrendada" normalmente caduca en 31 de Enero, en consecuencia, en el mes de Febrero de cada ano, el ARRENDADOR podra ajustar el costa de los seguros durante la vigencia de este contrato.

2. SEGURO DE RESNONSABILIDAD. El ARRENDATARlO debera obtener a su propia costa y mantener en vigor durante la vigencia de este Contrato las siguientes coberturas bajo polizas de seguro validas, expedidas por una compania de seguros aprobada por el ARRENDADOR:

         a) Seguro de Responsabilidad Civil General, asegurando al ARRENDATARIO y al ARRENDADOR asi como a otras partes interesadas que el ARRIENDADOR designe contra responsabilidad de cualquier persona, firma o sociedad por lesiones o danos que ocuran en la "Propiedad Arrendada" o en el area de estacionamiento o en los terrenos adyacentes a la propiedad en limites combinados de no menos de $500,000.00 (Quinientos mil dolares 00/100 US Cy), cada poliza debera de disponer que no podra cancelarse por la compania aseguradora sin que medie una notificacion otorgada por correo certificado o registrada por lo menos 15 dias antes de tal cancelacion. El ARRENDATARIO debera entregar al ARRENDADOR o a otras partes interesadas que el ARRENDADOR designe el certificado o certificados expedidos por la compania aseguradora certificando que tal seguro se encuentra en vigor por lo menos con 15 dias de anticipacion a la expiracion de tal poliza, el ARRENDATARIO debera proporcionar al ARRENDADOR la documentacion comprobatoria que acredite que tal poliza ha sido renovada o reemplazada. Si el ARRENDATARIO omite obtener o conservar tal seguro, pagar las primas sobre este cuando se adeuden y/o hacer que las polizas de seguro se renueven, entonces el ARRENDADOR tendra el derecho de contratar y pagar tales primas en cuyo caso las cantidades pagadas por el ARRENDADOR deberan ser sumadas y convertirse en parte de la renta adeudada el primer mes de los meses-siguientes.

         b) Un seguro contra interrupcion de rentas, que cubra el riesgo de perdida de rentas debido a la realizacion de cualquiera de los siniestros cubiertos en esta Clausula, en una cantidad suficiente para cubrir la renta, impuestos y primas de seguros que en ese momento se requieran.

3. SUBROGACION. No existira renuncia de subrogacion respecto a cualquier poliza de seguro referida en esta Clausula.

4.       INCENDIO U OTROS  SINIESTROS.  En caso de  siniestros  a la  "Propiedad
         Arrendada" que resulten en dano o destruccion de la "Propiedad Arrendada" el ARRENDATARIO debera inmediatamente dar una notificacion por escrito al ARRENDADOR.. Los pedimientos de ajuste deberan de comenzar de inmediato por el ARRENDATARIO.

         Todas las cantidades de seguro pagadas por tal dano o destruccion menos el costo, honorarios y gastos incurridos si se realizan estos en relacion con el ajuste de la perdida, deberan de hacerse disponibles al ARRIENDADOR o al ARRENDATARIO tal y c Imo aparezcan sus intereses respectivos en relacion a este Arrendamiento, con el proposito de reconstruir la "Propiedad Arrendada" de la manera mas rapida posible a las condiciones y caracterlsticas que guardaba antes de tal dano o destruccion.

         El  ARRENDATARIO  debera de acreditar al ARRENDADOR que ha obtenido las
         coberturas  de  seguro   requeridos  antes  de  tomar  posesion  de  la
         "Propiedad Arrendada."

         Si el ARRENDATARIO instala una caldera o compresor, debera de obtener una cobertura de seguro contra perdidas o danos causados por el mal funcionamiento o explosion de caldera o compresor, por una cantidad no menor a $100,000.00 (Cien mil dolares 00/100 U.S. Cy.), de conformidad a las condiciones satisfactorias para el ARRENDADOR antes de su instalacion.

D'ECIMA PRIMERA.- IMPUESTOS Y SERVICIOS PUBLICOS

                  a)  IMPUESTOS.

                  El ARRENDATARIO es responsable por el pago del Impuesto al Valor Agregado causado por la renta.

                  El ARRENDATARIO sera responsable por el pago del impuesto predial en forma proporcional a la superficie que este arrendando.

                  El ARRENDADOR o el ARRENDATARIO podran iniciar accion judicial, a nombre del ARRENDADOR, del ARRENDATARIO o de ambos, para objetar la validez o procedencia de cualquier carga fiscal que se impusiese sobre la "Propiedad Arrendada", o la cantidad de impuestos que se estuviesen cargando, o bien, accion para recobrar e] pago de los mismos. Cada una de las partes cooperara con la otra respecto al procedimiento judicial hasta donde sea razonablemente necesario. La cantidad neta de cualquier impuesto que se recuperase, despues del pago de todos los gastos que hubiese, se devolvra a la parte que los efectuo.

                  b)  SERVICIOS PUBLICOS.

                  El ARRENDADOR manifiesta que todos los servicios publicos necesarios para la "Propiedad Arrendada" a utilizarse por el ARRENDATARIO los proporcionara de la siguiente manera:

                  El Servicio de AGUA mediante un pozo de agua de su propiedad con agua no potable. E ARRENDATARIO pagara una suma de $100.00 dolares mensuales. (Cien dolares 00/100 US Cy)

                  El servicio de DRENAJE mediante una fosa septica por los cuales el ARRENDATARIO pagara la suma de $50.00 dolares (Cincuenta dolares 00/100 US Cy) mensuales.

                  Estas cantidades se pagaran conjuntamente con la renta mensual y se les agregara el Impuesto al Valor Agregado correspondiente.

                  El servicio de GAS sera contratado por el ARRENDATARIO en forma independiente asi como el servicio de TELEFONOS.

                  El   servicio  de   ELECTRICIDAD   sera   contratado   por  el
ARRENDATARIO.

                  Cualquier contratacion adicional para la "Propiedad Arrendada" debera de ser responsabilidad del ARRENDATARIO.

D'ECIMA SEGUNDA.- ENTREGA DE LA PROPIEDAD ARRENDADA.

                  En el ultimo dia del plazo de este contrato, o de sus prorrogas, si existe alguna, o en su caso, en la fecha correspondiente si hubiese terminacion anticipada, el ARRENDATARIO debera devolver y entregar la "Propiedad Arrendada" para la posesion y uso de el ARRENDADOR, sin demora y en buen orden, en buena condicion y adecuado matenimiento, excepto por el desgaste normal y razonable debido al uso normal y al transcurso del tiempo, con la excepcion de danos por incendio u otro siniestro. Todos los letrerc, inscripciones, celosias e instalaciones de naturaleza similar, realizadas por el ARRENEATARIO deberan ser removidas antes o en la fecha de la expiracion del plazo de este contrato. Todo el mobiliario, accesorios y equipo tales como compresores, transformadores y demas equipo instalado por el ARRENDATARIO continuaran sienclo propiedad del ARRENDATARIO y seran retiradas por el ARRENDATARIO en cualquier momento durante o al final de la vigencia de este contrato y el ARRENDATARIO debera, a su propia costa, reparar el dano que resulte de la instalacion o remocion de dichos equipos y/o accesorios.

                  Cualquier articulo que permanezca en la "Propiedad Arrendada" treinta (30) dias con posterioridad a la terminacion de este contrato podra ser considerado, a opcian del ARRENDADOR, como que ha sido abandonado y el ARRENDADOR podra conservarlo o disponer de el en la forma que mejor le convenga y sin obligacion o responsabilidad. Cualquier mejora permanente realizada a la "Propiedad Arrendada" por el ARRENDATARIO y/o por el ARRENDADOR subsecuente a la fecha de firma del presente, se considerara como propiedad del ARRENDADOR y permanecera en la "Propieda Arrendada" a la terminacion o antes de la terminacion de este contrato de arrendamiiento sin que el ARRENDADOR compense al ARRENDATARIO por dichas instalacior s o mejoras, sujeto al derecho del ARRENDATARIO a usar los mismos durante el termino del presente.

D'ECIMA TERCERA.  RETENCION DE LA POSESION.

                  El ARRENDATARIO debera entregar al ARRENDADOR al termino del Arrendamiento la "Propiedad Arrendada" en las mismas condiciones en que las recibio, excepto por el desgaste normal causado por el paso del tiempo.

                  a) En caso de que el ARRENDATARIO permanezca en posesion de la "Propiedad Arrendada" despues del termino inicial sin haber ejercido su opcion a prorrogar el contrato, o en caso de que el ARRENDATARIO permanezca en posesion de la "Propiedad Arrendada" despues de la vigencia de la prorroga (si la hay), el ARRENDATARIO pagara al ARRENDADOR como nueva renta por la "Propiedad Arrendad" un 100% de la renta que este en ese momento pagando, mas otras cantidades que hayan sido requeridas de pago inmediatamente antes de que dicha posesion se diera, y debera continuar pagando dichas cantidades hasta que entregue la "Propiedad Arrendada" al ARREENDADOR. Este parrafo no se considerara como el otorgamiento de un derecho para permanecer en posesion de la "Propiedad Arrendada" despues de la expiracion de la vigencia del Contrato de Arrendamiento. Esta expresamente entendido y acordado entre el ARRENDADOR y el ARRENDATARIO en que cualquier posesion del ARRENDATARIO sobre la "Propiedad Arrendada" despues de la expiracion de este Contrato de Arrendamiento debera operar y constituirse como una tenencia y debera ser inmediata llente terminable a voluntad del ARRENDADOR.

                  b) El ARRENDATARIO debera indemnizar al ARRENDADOR por cualquier perdida o responsabilidad que directamente resulte del retraso del ARRENDATARIO en la devolucion de la"Propiedad Arrendada" siempre y que tal perdida o responsabilidad no exceda de tres (3) meses de renta a la renta establecida en el parrafo (a) anterior.

                  c) El ARRENDATARIO reconoce que su obligacian a entregar la "Propiedad Arrendada" estara sujeta a estas clausulas y aqui mismo renuncia expresamente a cualquier derecho que pueda tener de acuerdo al Codigo Civil del Estado de Chihuahua.

D'ECIMA CUARTA.- CLAUSULA AMBIENTAL.

                  A partir de la fecha de la celebracian del contrato, sera obligacion del ARRENDATARIO observar las leyes y reglamentos en materia de equilibrio ecologico y proteccion al ambiente. El ARRENDATARIO se obliga a entregar al ARRENDADOR resultados de pruebas requeridas por la ley para verificar que la "Propiedad Arrendada" se encuentra libre de contaminacion, liberando de toda responsabilidad a este ultimo de cumplir con las sanciones y penas o indemnizaciones y gastos que pudiesen imponerse o tuviesen que erogarse como consecuencia de cualquier contaminacion causada por el ARRENDATARIO. El ARRENDATARIO no sera responsable de cualquier contaminacion que provenga de fuera de los limites de la "Propiedad Arrendada". El ARRENDATARIO es responsable por la contaminacion ambiental que ocasione durante la vigencia de este Arrendamiento.

                  El ARRENDADOR por su parte, se obliga frente al ARRENDATARIO y ante cualquier autoridad competente a responder por la contaminacion que pudiese presentar la "Propieda Arrendada", como consecuencia de las actividades que se hayan realizado en el mismo con anterioridad al presente Contrato de Arrendamiento, liberando de toda responsabilidad al ARRENDATARIO de cumplir con las sanciones y penas o indemnizaciones y gastos que pudiesen imponerse o tuviesen que erogarse como consecuencia de cualquier contaminacion que exista en la "Propiedad Arrendada" a la fecha de la celebracion del presente contrato o como consecuencia de actos u omisiones del ARRENDADOR. El ARRENDATARIO no sera responsable por cualquier contaminacion que ocurra despues de la devolucion de la "Propiedad Arrendada" al ARRENDADOR. El ARRENDADOR declara y garantiza que la "Propiedad

Arrendada" se encuentra libre de cualquier tipo de contaminacion al momento de la entrega de la "Propiedad Arrendada."

D'ECIMA QUINTA.- DERECHO DEL ARRENDADOR A DESEMPENAR LAS OBLIGACIONES DEL ARRENDATARIO.

                  Si el ARRENDATARIO dejara de cumplir con cualquiera de las obligaciones que contrae en este Contrato, el ARRENDADOR, despues de diez (10) dias de haberlo notificado por escrito (o sin notificacion previa en caso de emergencia) y sin eximir o relevar al ARRENDATARIO de cualesquiera de las obligaciones que contrae en este Contrato, podra realizar cualquier acto que este el ARRENDATARIO obligado a desempenar de conformidad con este contrato, sin que ello implique la obligacion del ARRENDADOR a realizar tales actos, y podra entrar a la "Propiedad Arrendada con el proposito de realizar las acciones que fuesen necesarias en ese caso. Todas las cantidades pagadas Por el ARRENDADOR y todos los gastos y costos erogados por el ARRENDADOR en relacion con el desempeno de dichas obligaciones de el ARRENDATARIO, seran pagaderas por el ARRENDATARIO a el ARRENDADOR dentro de los diez (10) dias siguientes al recibo del cobro de dichas cantidades.

D'ECIMA S'EXTA.-Derecho del ARRENDATARIO de desempenar las obligaciones del ARREENDADOR.

                  Si el ARRENDADOR dejase de desempenar alguna o varias de sus obligaciones contenidas en este contrato, el ARRENDATARIO despues de diez (10) dias de haber entregado notificacion por escrito al ARRENDADOR (o sin notificacion previa en caso de emergencia) y sin eximir o relevar al ARRENDADOR de cualesquiera de sus obligaciones contenidas en este contrato, podra sin que esto implique obligacion del ARRENDATARIO de realizar tales actos, desempenar cualquier acto que deba ser desempenado por parte del ARRENDADOR. Todas las cantidades pagadas por el ARRENDATARIO en conexion con el desempeno de cualesquier obligacion del ARRENDADOR, sera pagado por el ARRENDADOR al ARRENDATARIO dentro de los diez (10) dias de la recepcion del cobro de dichas cantidades.

D'ECIMA S'EPTIMA.-ACCESO DEL ARRENDADOR A LA "PROPIEDAD ARRENDADA."

                  El ARRENDATARIO permitira al ARRENDADOR y a sus representantes autorizados el acceso a la "Propiedad Arrendada" durante horas razonables, con el proposito de inspeccionarla y realizar los trabajos que fuesen requeridos del ARRENDADOR o necesarios como resultado de omisiones del ARRENDATARIO o en la realizacion de trabajos, en la iniciacion de los mismos, diez (10) dias despues de recibir aviso por escrito del ARRENDADOR.

                  Nada de lo que aqui se estipula implicara la obligacion del ARRENDADOR a realizar dichos trabajos; y la realizacion de ellos por el ARRENDADOR no constituira dispensa al incumplimiento del ARRENDATARIO en su obligacion de llevarlos a cabo.

                  Todos los agentes, empleados o trabajadores del ARRENDADOR que entren a la "Propiedad Arrendada", deberan obedecer las reglas y obligaciones del personal del ARRENDATARIO incluyendo, y sin limitarse, a mallas para el cabello, batas, gorras, lentes, etc.

DECIMA OCTAVA.-LETREROS.

                  El ARRENDATARIO tendra el derecho de colocar en la "Propiedad Arrendada" o de colocar en el exterior del Edificio sus letreros y otros letreros que requieran para su operacion, incluyendo letreros relacionados con la contratacion de personal. Ningun otro letrero debera instalarse en la "Propiedad Arrendada" sin el consentimiento por escrito del ARRENDADOR, excepto que el ARRENDADOR tiene el derecho de colocar letreros "Para Vent" o "Para Renta" en la "Propiedad Arrendada."

DEClMA NOVENA.-Notificaciones.

                  Cuando alguna de las partes requiera o desee realizar cualquier notificacion o reclamo a la otra conforme a las disposiciones de este Arrendamiento, tal notificacion o reclamo se hara personalmente o a traves de correo certificado o registrado con acuse de recibo dirigido a:

ARRENDADOR:              Polifibras de Chihuahua, S.A.  de C.V.
                         Carr. Juarez a Casas Grandes no. 149 Poniente
                         Edificio "B"
                         Cd. Juarez, Chih
                         At'n. Ing. Edmundo Castillo Ochoa

ARRENDATARIO:            Industrias Q.A.I.,  S.A.  de C.V.
                         Carr. Juarez a Casas Grandes no. 149 Poniente
                         Edificio "A"
                         Cd. Juarez, Chih.
                         At'n. Sra. Phillis Mollan Bromfman.

VIG'ESIMA.-Titulos.

                  La partes convienen mutuamente en que los titulos contenidos en este Arrendamiento se insertan exclusivamente para referencia y no se consideraran como parte de este Arrendamiento ni se utilizaran en su interpretacion.

VIG'ESIMA PRIMERA.-Jurisdiccion.

                  Este Contrato debera interpretarse de acuerdo con las disposiciones del Codigo Civil y leyl s del Estado de Chihuahua, Estados Unidos Mexicanos, y ambas partes por el presente se someten a la jurisdiccion de los tribunales de Ciudad Juarez, Estado de Chihuahua, Estados

Unidos Mexicanos, y renuncian a cualquier otra jurisdiccion que les pudiera corresponder por cualquier motivo. Las disposiciones de esta clausula no se aplicaran a cualesquiera garantia(s) otorgadas por cualquier tercera persona al ARRENDADOR para garantizar el cumplimiento por parte del ARRENDATARIO de cualquiera de sus obligaciones.

VIG'ESIMA SEGUNDA.-Comisiones y gastos.

                  El ARRENDADOR reconoce que la operacion aqui concertada no ha generado comisione u honorarios de corredores o agentes o algun otro similar, o contraprestacion que tuvieran que pagarse las partes respecto a esta operacion. Cada parte sera responsable por los propios gastos y honorarios de representantes, abogados, auditores o consultores que hayan participado en este contrato y la transaccion contemplada.

EN TEST MONIO DE LO ANTERIOR

                  Este contrato se firma por las partes en Ciudad Juarez, Chihuahua, Mexico, el dia PRIMERO DE FEBRERO DE MIL NOVECIENTOS NOVENTA Y SEIS.

                      "ARRENDADOR"           "ARRENDATARIO"
    Polifibras de Chihuahua, S.A. de C.V.    Industrias Q.A.I., S.A. de C.V.

/s/ Edmundo Castillo Ochoa               /s/ Phillis Molan Bromfman
-------------------------------          -------------------------------
    EDMUNDO CASTILLO OCHOA                   PHILLIS MOLAN BROMFMAN
    Ing. Edmundo Castillo Ochoa              Sra. Phillis Molan Bromfman
    Representante Legal                      Representante Legal


    T E S T I G O                                  T E S T I G O

/s/ Erick Simmons                              /s/ Lliana Castello
----------------------------                   -------------------------
    ERICK SIMMONS                                  LLIANA CASTELLO
    Ing. Erick Simmons